Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-3 No. 33-95716) of Sonic Corp. for the registration of 1,420,000 shares of its common stock, and the related Prospectuses,

(2)  Registration Statement (Form S-8 No. 333-26359) pertaining to the Sonic Corp. Savings and Profit Sharing Plan,

(3)  Registration Statements (Forms S-8 No. 333-168623 and No. 333-131450) pertaining to the Sonic Corp. 2006 Long-Term Incentive Plan,

(4)  Registration Statement (Form S-8 No. 333-64890) pertaining to the 1991 Sonic Corp. Stock Option Plan, 2001 Sonic Corp. Stock Option Plan and 2001 Sonic Corp. Directors’ Stock Option Plan,

(5)  Registration Statement (Form S-8 No. 33-40988) pertaining to the 1991 Sonic Corp. Stock Purchase Plan;

of our reports dated October 25, 2013, with respect to the consolidated financial statements and schedule of Sonic Corp. and the effectiveness of internal control over financial reporting of Sonic Corp., included in this Annual Report (Form 10-K) of Sonic Corp. for the year ended August 31, 2013.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
October 25, 2013